UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2014

StoneCastle Financial Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-189307	90-0934878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 West 57th Street, 35th floor, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 354-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Results of Operations and Financial Condition.

On May 13, 2014 the registrant issued a press release announcing its financial results for the quarter ended March 31, 2014. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Other Events.

On May 12, 2014 the Board of Directors of StoneCastle Financial approved an amendment to the Investment Objectives, Strategy and Policies of SCFC based on the recommendation of StoneCastle Asset Management, LLC (the “Advisor”). These changes clarify the investment objective, policy and strategy of the company. The following is the new policy of the Company:

Investment Objectives. Our primary investment objective is to provide stockholders with current income, and to a lesser extent capital appreciation, through preferred equity, subordinated debt and common equity investments in the U.S. community banking sector. See “Community Banking Sector Focus.” To lesser extent, we may also invest in similar securities of larger U.S. domiciled banks and companies that provide goods and/or services to banking companies. Together with banks, we refer to these types of companies as banking-related and intend, under normal circumstances, to invest at least 80% of the value of our net assets plus the amount of any borrowings for investment purposes in such businesses. There can be no assurance that we will achieve our investment objectives.

Investment Strategy. We expect to create a portfolio of securities and investments focused on the bank sector, with an emphasis on community banks. We intend to direct investments in numerous issuers differentiated by asset sizes, business models and geographies. In addition, we may indirectly invest in securities issued by banks through structured securities and credit derivatives. We expect that these indirect investments would provide exposure to and focus on the same types of investments that we make in banking companies and accordingly would be complementary to our overall strategy and enhance the diversity of our holdings. We will seek to finance our portfolio primarily with the proceeds of this equity offering and future equity offerings. We may also incur leverage to the extent permitted by the Investment Company Act. See “Leverage”. Although we normally seek to invest substantially all of our assets in banking-related securities, we reserve the ability to invest up to 20% of our assets in other types of securities and instruments.

Additionally, we may take temporary defensive positions that are inconsistent with our investment strategy in attempting to respond to adverse market, economic, political or other conditions. If we do so, we may not achieve our investment objective. We may also choose not to take defensive positions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press Release, dated May 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONECASTLE FINANCIAL CORP.

Date: May 13, 2014

By: /s/ Patrick J. Farrell
Name: Patrick J. Farrell
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release, Dated May 13, 2014